EXHIBIT NO. 10-BB
                               DUKE POWER COMPANY

                             DIRECTORS' SAVINGS PLAN

                                    ARTICLE I

                        ESTABLISHMENT AND PURPOSE OF PLAN

         The Duke Power Company Directors' Savings Plan (the "Plan") is hereby established by Duke Power Company. The purpose of the Plan is to provide retirement benefits and investments linked to the performance of Duke Power Company common stock for the Nonemployee Directors of the Board. The Plan is effective as of January 1, 1997 (the "Effective Date").


                                   ARTICLE II

                                   DEFINITIONS

Wherever used herein, a pronoun or adjective in the masculine gender includes the feminine gender, the singular includes the plural, and the following terms have the following meanings unless a different meaning is clearly required by the context.

2.1     "Board of Directors" means the Board of Directors of Duke Power Company.

2.2 "Change in Control" of the Company will be deemed to have occurred as of the first day any one (1) or more of the following paragraphs shall have been satisfied:


       (a) Any person (other than the Company or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the beneficial owner, directly or indirectly, of securities of the Company, representing more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities; or

       (b) During any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board of Directors (and any new Directors, whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, disability or voluntary retirement ) to constitute a majority thereof; or

       (c) The stockholders of the Company approve: (i) a plan of complete liquidation of the Company; or (ii) an agreement for the sale or disposition of all or substantially all the Company's assets; or
              (iii) a merger, consolidation, or


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              reorganization of the Company with or involving any other
              corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least seventy-five percent (75%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.


       However, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant, if that Participant is "part of a purchasing group" which consummates the Change-in-Control transaction. The Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (i) passive ownership of less than three percent (3%) of the voting equity securities of the purchasing company or (ii) ownership of equity participation in the purchasing company or group which is otherwise deemed not to be significant, as determined prior to the Change in Control by a majority of the nonemployee continuing Directors).


2.3 "Company" means Duke Power Company and its affiliates.

2.4 "Company Stock Portion of Compensation" means that portion of "Compensation" that must be taken as Duke Power Company stock or Restricted Stock Units.

2.5 "Compensation" means all retainers, Committee chair fees and meeting/committee fees received by Nonemployee Directors for services actually rendered in conjunction with service on the Board of Directors.

2.6 "Compensation Committee" means the Compensation Committee of the Board of Directors.

2.7 "Compensation Deferral Plan (CDP)" means the Compensation Deferral Plan for Outside Directors as it existed December 31, 1996.

2.8 "Deferred Compensation" or "Deferrals" mean amounts deferred under the Duke Power Company Directors' Savings Plan.

2.9 "Director" means a member of the Board of Directors of Duke Power Company.

2.10 "Director Stock Ownership Plan (DSOP)" means the Stock Ownership Plan for Nonemployee Directors of Duke Power Company as it existed December 31, 1996.

2.11 "Effective Date" means January 1, 1997.

2.12 "Fair Market Value" means the last price at which shares of Duke Power Company common stock were sold on the New York Stock Exchange as indicated in the Composite Transactions.

2.13 "Fixed Interest Account" means the account bearing interest at the fixed rates applicable under the CDP.

2.14 "Interest Credit" means the amount determined by multiplying the balance in a Variable Interest Account by the Interest Factor for a month.

2.15 "Interest Factor" means the monthly rate of interest, such that when compounded, is equivalent to the yield on 30 year Treasury Bonds as published in the Federal Reserve Statistical


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Release H.15 for the end of the third full business week of the month prior to the beginning of the calendar quarter.

2.16 "Nonemployee Director" means a member of the Board of Directors, not employed by Duke Power Company.

2.17 "Participant" means a Nonemployee Director who is eligible to participate in the Plan.

2.18 "Retirement Plan" means the Duke Power Company Retirement Plan for Outside Directors as it existed December 31, 1996.

2.19 "Restricted Stock Fund" means the fund crediting Restricted Stock Units as defined in 2.20.

2.20 "Restricted Stock Unit" means a unit of measure which is equal in value to one share of Duke Power Company common stock, restricted until a specified age or event. Restricted Stock Units will accrue amounts equal to the dividends paid on shares of Duke Power Company common stock, and such imputed dividends shall be converted into additional Restricted Stock Units based upon Fair Market Value on the allocation date.

2.21 "Stock Grants" means the Duke Power Stock Units granted semi-annually, restricted until termination of service on the Board of Directors.

2.22 "Variable Interest Account" means the account earning a variable Interest Rate calculated with the Interest Factor defined in 2.15.



                                   ARTICLE III

                                   ELIGIBILITY

3.1 Active nonemployee members of the Board of Directors participating in the Retirement Plan, DSOP or CDP on December 31, 1996 will become participants in the Plan effective January 1, 1997.

3.2 Any new Nonemployee Directors of the Board will become a participant in the Plan on the first day of the month in which the Nonemployee Director begins to serve as a member of the Board of Directors.


                                   ARTICLE IV

                                    BENEFITS

4.1 A subaccount will be established for any Participant who has a balance in the Compensation Deferral Plan as of December 31, 1996. This subaccount, the Fixed Interest Account, shall continue to be credited with interest in the same manner as and at the rates applicable under the Compensation Deferral Plan; however, no additional allocations of principal shall be made to the Fixed Interest Account except to the extent required under the terms of a previous election for a CDP period which does not end until after the Effective Date. Amounts credited under this subsection shall be payable upon termination of service on the Board of Directors.


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4.2 A subaccount will be established for any Participant who participated in the
Retirement Plan as of December 31, 1996. This subaccount, within the Restricted Stock Fund, shall be credited with Restricted Stock Units with a Fair Market Value comparable to the value of the benefit that had accrued for a Participant under the Retirement Plan as of December 31, 1996. Amounts credited under this section will be payable upon the earlier of (i) death or disability, (ii) retirement from the Board of Directors after attaining age 62, or (iii) termination of service on the Board of Directors prior to the age of 62 on account of a Change in Control.

4.3 A subaccount will be established for any Participant who participated in the Directors' Stock Ownership Plan as of December 31, 1996. This subaccount, within the Restricted Stock Fund, shall be credited with Restricted Stock Units equal in amount to the number of stock units credited to the Participant's account under the Directors' Stock Ownership Plan as of December 31, 1996. Amounts credited under this subsection shall be payable upon termination of service on the Board of Directors.

4.4 A subaccount will be established for any Participant who elects to defer as Restricted Stock Units all or a portion of his or her Compensation paid on or after January 1, 1997. This subaccount, within the Restricted Stock Fund, shall be credited with Restricted Stock Units with a Fair Market Value equal to the Participant's Deferred Compensation. No payment shall be made with respect to any Restricted Stock Unit until the later of six months after such Restricted Stock Unit is credited to a Participant's account or termination of such Participant's service on the Board of Directors.

4.5 A subaccount will be established for any Participant who elects to defer all or a portion (not to exceed 50 percent) of his or her Compensation paid on or after January 1, 1997, in the Variable Interest Account. Amounts credited to the Variable Interest Account will be payable upon termination of service on the Board of Directors.

4.6 A subaccount will be established for any Participant who serves on the Board of Directors on and after January 1, 1997. This subaccount, within the Restricted Stock Fund, shall be credited with 100 Restricted Stock Units on January 1st of each year and 100 Restricted Stock Units on July 1st of each year, provided the Participant continues to serve on the Board of Directors on the allocation date. Amounts credited under this subsection will be payable upon termination of service on the Board of Directors.

4.7 Accounts and subaccounts established under this Section 4 may be combined as may be necessary or desirable for record keeping purposes.


                                    ARTICLE V

                                     VESTING

5.1 Amounts credited pursuant to subsections 4.1, 4.3, 4.4, 4.5 and 4.6 are 100 percent vested.



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5.2 Amounts credited pursuant to subsection 4.2 shall vest upon the earlier of
(i) death, (ii) disability, (iii) termination of service on the Board of Directors after attaining age 62, or (iv) termination of service on the Board of Directors prior to age 62 on account of a Change in Control.


                                   ARTICLE VI

                               PAYMENT OF BENEFITS

6.1 A Participant who terminates or retires from service on the Board of Directors will receive, upon such termination or such retirement, or will begin to receive, payment of his benefits under this Plan.

6.2(a) A Nonemployee Director who is eligible to participate in the Plan on the Effective Date must elect his form of benefit payment prior to the Effective Date by completing a form provided by the plan administrator.

6.2(b)   The alternative forms of benefit under the Plan are:

                  (1) Single lump sum payment;

                  (2) Five annual installments;

                  (3) Ten annual installments.

6.2(c) If the participant elects a single lump sum payment, the participant will receive a single cash payment equal to the balance of the Participant's investment in the Fixed Interest Account and/or the Variable Interest Account. The balance in the Restricted Stock Fund will be paid in whole shares with any fractional share paid in cash. Payments will be calculated as of the close of business on the last business day of the calendar month prior to the month in which payment is made.

6.2(d) The Board of Directors may, in its sole direction, shorten or lengthen the time period over which a benefit is to be paid or to provide for periodic payment of a benefit that otherwise would be paid in lump sum or for lump-sum payment of a benefit that otherwise would be paid periodically.

6.2(e) If a Participant elects either five or ten annual installments, the amount of each annual payment will be determined as follows: The Company will determine the closing balance of the Fixed Interest Account and/or the Variable Interest Account as of the retirement anniversary month after Interest Credits and/or interest credited at the fixed rate(s) have been allocated. The closing balance amount will be divided by the number of remaining installments to obtain the annual payment from the Fixed Interest Account and/or the Variable Interest Account. Deferrals invested in the Restricted Stock Fund will be paid in whole shares with any fractional share paid in cash based on the closing balance as of the retirement anniversary month after dividends have been allocated. Payments will be calculated as of the end of the calendar month prior to the month in which payment is made.

6.3 All payments under the Plan will be made from the general funds of the Company. The Company may, at its discretion, establish a trust, commonly known as a "Rabbi" trust, to hold assets from which benefit payments may be made. In lieu of some of all of the Stock Units, the

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Company may at its discretion credit and hold within the "Rabbi" trust shares of
Duke Power Company common stock for the benefit for the Participants in the Plan.

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                                   ARTICLE VII

                                 DEATH BENEFITS

7.1 Death benefits shall be paid to the beneficiary or beneficiaries of a Participant who dies while still having an account balance under the Plan. The plan administrator will provide each Participant with a form whereby the Participant may designate a beneficiary or beneficiaries.

7.2 If the Participant does not name a beneficiary, or if the beneficiary who is named should predecease the Participant, the death benefit of the Participant shall be paid to the estate of the Participant in a single cash payment.

7.3 If a Participant should die while still employed by the Company and before benefits have commenced, payments will be made to his or her beneficiary in the same alternate form selected by the Participant under Section 6.2(b), except where Section 7.2 would be applicable.

7.4 If a Participant should die after benefits have commenced, payments will continue to be made to the beneficiary or beneficiaries in the alternate form selected by the Participant, except where Section 7.2 would be applicable.



                                  ARTICLE VIII

                            AMENDMENT AND TERMINATION

The Board of Directors may:

         (1) Terminate the Plan with respect to future Participants or future benefit accruals for current Participants; and

         (2) Amend the Plan in any respect, at any time. No such termination or amendment may reduce the amount of any then accrued benefit of any Participant and any such purported termination or amendment shall be void.


                                   ARTICLE IX

                                 ADMINISTRATION

9.1 The Company is the Plan sponsor.

9.2 The Compensation Committee is the named fiduciary of the Plan and as such shall have the authority to control and manage the operation and administration of the Plan except as otherwise expressly provided in this Plan document. The named fiduciary may designate persons other than the named fiduciary to carry out fiduciary responsibilities under the Plan. Any such allocation or designation must be in writing and must be accepted in writing by any such other person.


9.3 The Compensation Committee is the administrator of the Plan. As administrator, the Compensation Committee has the authority (without limitation as to other authority) to delegate

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its duties to agents and to make rules and regulations that it believes are necessary or appropriate to carry out the Plan. The Compensation Committee has the discretion as a Plan fiduciary (i) to interpret and construe the terms and provisions of the Plan (including any rules or regulations adopted under the Plan), (ii) to determine questions of eligibility to participate in the Plan and
(iii) to make factual determinations in connection with any of the foregoing. A decision of the Compensation Committee with respect to any matter pertaining to the Plan including without limitation the individuals determined to be Participants, the benefits payable, and the construction or interpretation of any provision thereof, shall be conclusive and binding upon all interested persons. No Compensation Committee member shall participate in any decision of the Compensation Committee that would directly and specifically affect the timing or amount of his or her benefits under the Plan, except to the extent that such decision applies to all Participants under the Plan.


                                    ARTICLE X

                                CLAIMS PROCEDURE

10.1 A person with an interest in the Plan shall have the right to file a claim for benefits under the Plan and to appeal any denial of a claim for benefits. Any request for a Plan benefit or to clarify the claimant's rights to future benefits under the terms of the Plan shall be considered to be a claim.

10.2 A claim for benefits will be considered as having been made when submitted in writing by the claimant (or by such claimant's authorized representative) to the Compensation Committee. No particular form is required for the claim, but the written claim must identify the name of the claimant and describe generally the benefit to which the claimant believes he is entitled. The claim may be delivered personally during business hours or mailed to the Compensation Committee.

10.3 The Compensation Committee will determine whether, or to what extent, the claim may be allowed or denied under the terms of the Plan. If the claim is wholly or partially denied, the claimant shall be so informed by written notice 90 days after the day the claim is submitted unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the final decision. If notice of denial of a claim (in whole or in part) is not furnished within the initial 90-day period after the claim is submitted (or, if applicable, the extended 90-day period), the claimant shall consider that his claim has been denied just as if he had received actual notice of denial.


10.4 The notice informing the claimant that his claim has been wholly or partially denied shall be written in a manner calculated to be understood by the claimant and shall include:

             (1)  The specific reason(s) for the denial.

             (2) Specific reference to pertinent Plan provisions on which the denial is based.

             (3) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary.

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             (4)  Appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review.

10.5 If the claim is wholly or partially denied, the claimant (or his authorized representative) may file an appeal of the denied claim with the Compensation Committee requesting that the claim be reviewed. The Compensation Committee shall conduct a full and fair review of each appealed claim and its denial. Unless the Compensation Committee notifies the claimant that due to the nature of the benefit and other attendant circumstances he is entitled to a greater period of time within which to submit his request for review of a denied claim, the claimant shall have 60 days after he (or his authorized representative) receives written notice of denial of his claim within which such request must be submitted to the Compensation Committee.

10.6 The request for review of a denied claim must be made in writing. In connection with making such request, the claimant or his authorized representative may:

              (1) Review pertinent documents.

              (2) Submit issues and comments in writing.

10.7 The decision of the Compensation Committee regarding the appeal shall be promptly given to the claimant in writing and shall normally be given no later than 60 days following the receipt of the request for review. However, if special circumstances (for example, if the Compensation Committee decides to hold a hearing on the appeal) require a further extension of time for processing, the decision shall be rendered as soon as possible, but no later than 120 days after receipt of the request for review. However, if the Compensation Committee holds regularly scheduled meetings at least quarterly, a decision on review shall be made by no later than the date of the meeting which immediately follows the Plan's receipt of a request for review, unless the request is filed within 30 days preceding the date of such meeting. In such case, a decision may be made by no later than the date of the second meeting following the Plan's receipt of the request for review. If special circumstances (for example, if the Compensation Committee decides to hold a hearing on the appeal) require a further extension of time for processing, the decision shall be rendered as soon as possible, but no later than the third meeting following the Plan's receipt of the request for review. If special circumstances require that the decision will be made beyond the initial time for furnishing the decision, written notice of the extension shall be furnished to the claimant (or his authorized representative) prior to the commencement of the extension. The decision on review shall be in writing and shall be furnished to the claimant or his authorized representative within the appropriate time for the decision. If a decision on review is not furnished within the appropriate time, the claim shall be deemed to have been denied on appeal.

10.8 The Compensation Committee may, in its sole discretion, decide to hold a hearing if it determines that a hearing is necessary or appropriate in order to make a full and fair review of the appealed claim.

10.9 The decision on review shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based.

10.10 A person must exhaust his rights to file a claim and to request a review of the denial of his claim before bringing any civil action to recover benefits due to him under the terms of the Plan, to enforce his rights under the terms of the Plan, or to clarify his rights to future benefits under the terms of the Plan.
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10.11 The Compensation Committee shall exercise its responsibility and authority under this claims procedure as a fiduciary and, in such capacity, shall have the discretionary authority and responsibility (1) to interpret and construe the Plan and any rules or regulations under the Plan, (2) to determine the eligibility of Nonemployee Directors to participate in the Plan, and the rights of Participants to receive benefits under the Plan, and (3) to make factual determinations in connection with any of the foregoing.


                                   ARTICLE XI

                               GENERAL PROVISIONS

11.1 No right or interest of any person entitled to a benefit under the Plan shall be subject to voluntary or involuntary alienation, assignment, or transfer of any kind.

11.2 No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to benefits under this Plan.

11.3 The Company's obligations under this Plan shall be as unfunded and unsecured promise to pay. The Company shall not be obligated under any circumstances to fund its financial obligations under this Plan. The Company may establish a grantor trust to assist it in meeting its obligations under this Plan. The Company shall not be obligated to establish such a trust, and if established, the Company shall not be obligated to make contributions to the trust.

11.4 This Plan shall be construed and administered in accordance with the laws of the State of North Carolina to the extent that such laws are not preempted by Federal law.


This Plan document has been executed on behalf of the Company this 31st day of December, 1996.




ATTEST:                                     DUKE POWER COMPANY



--------------------------                  ---------------------------
Ellen T. Ruff                               W. H. Grigg
Secretary and Deputy General Counsel        Chairman of the Board and Chief
                                            Executive Officer



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